GAIN Capital Reports First Quarter 2016 Results

-Net revenue of $115.6 million
-Net income of $8.4 million
-Adjusted EBITDA1 of $31.7 million
-Earnings per diluted share of $0.17
-Adjusted earnings per share1 of $0.35

BEDMINSTER, N.J., May 5, 2016 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the first quarter of 2016.

Net revenue for the quarter was $115.6 million, up from $93.0 million in the first quarter of 2015, and adjusted EBITDA was $31.7 million, up from $19.8 million in the first quarter of 2015. GAIN’s financial highlights for the three months ended March 31, 2016 are included in the chart below.

	Three Months Ended March 31,
	2016	2015(2)
Net Revenue	$115.6	$93.0
Operating Expenses	(83.8)	(73.2)
Adjusted EBITDA(1)	$31.7	$19.8
Adjusted EBITDA Margin %(1)	27%	21%

Net Income	$8.4	$5.5
Adjusted Net Income(1)	$16.9	$10.8

GAAP EPS	$0.17	$0.11
Adjusted EPS(1)	$0.35	$0.24

_________________________________________
1See below for reconciliation of non-GAAP financial measures.
2As restated for 2015. See the Company’s Form 10-Q/A filed on May 3, 2016 for additional information.

“Our performance this quarter reflects the strength of GAIN’s business and operating model and demonstrates the earnings power of the company. For the trailing twelve months ended March 31, 2016, GAIN delivered over $92 million of adjusted EBITDA,” commented Glenn Stevens, CEO of GAIN Capital. “The first quarter of 2016 represents the third consecutive quarter that GAIN has delivered more than $20 million of adjusted EBITDA,” continued Mr. Stevens. “Our financial results highlight our ability to capture synergies from acquisitions and reduce our overall costs. Operating margins should continue to improve as we deliver approximately $45 million in run-rate cost synergies by Q4 2016 from the City Index integration and focus on overall cost reductions,” concluded Mr. Stevens.

Retail Segment
In the first quarter of 2016, GAIN’s retail segment generated net revenue of $96.7 million and adjusted EBITDA of $36.3 million, reflecting a margin of 38%.

For the trailing twelve months ended March 31, 2016, the retail segment generated net revenue of $374.9 million and adjusted EBITDA of $107.6 million, reflecting a margin of 29%.

Average daily retail trading volume was $13.5 billion in the first quarter of 2016, down 5% from $14.2 billion in the first quarter of 2015.

Institutional Segment
In the first quarter of 2016, GAIN’s institutional segment generated net revenue of $7.1 million and adjusted EBITDA of $1.5 million, reflecting a margin of 21%.

For the trailing twelve months ended March 31, 2016, the institutional segment generated net revenue of $32.0 million and adjusted EBITDA of $8.0 million, reflecting a margin of 25%.

Average daily trading volume on the ECN and for the Swap Dealer was $8.3 billion and $2.9 billion, respectively, in the first quarter of 2016.

Futures Segment
In the first quarter of 2016, GAIN’s futures segment generated net revenue of $12.2 million and adjusted EBITDA of $1.0 million, reflecting a margin of 8%.

For the trailing twelve months ended March 31, 2016, the futures segment generated net revenue of $46.5 million and adjusted EBITDA of $3.6 million, reflecting a margin of 8%.

Average daily futures contracts were 38,275 in the first quarter of 2016.

Capital Return and Dividend
In the first quarter, GAIN repurchased approximately 500,000 shares at an average price of $7.05. This represents the third consecutive quarter of increased share repurchases. GAIN also repurchased $1.85 million of principal amount of its 4.125% convertible note due December 2018.

GAIN’s Board of Directors declared a quarterly cash dividend of $0.05 per share of the Company’s common stock. The dividend is payable on June 20, 2016 to shareholders of record as of the close of business June 13, 2016.

April Operating Metrics
Retail Metrics

•	OTC average daily volume[1] of $12.2 billion, an increase of 5.0% from March 2016 and a decrease of 30.2% from April 2015.

•	OTC trading volume[1] of $255.8 billion, a decrease of 4.1% from March 2016 and 33.4% from April 2015.

•	Active OTC accounts[2] of 140,286, an increase of 2.7% from March 2016 and a decrease of 4.4% from April 2015.

Institutional Metrics

•	ECN average daily volume[1] of $7.8 billion, an increase of 5.7% from March 2016 and 1.7% from April 2015.

•	ECN volume[1] of $163.2 billion, a decrease of 3.5% from March 2016 and 2.9% from April 2015.

•	Swap Dealer average daily volume[1] of $3.3 billion, an increase of 18.6% from March 2016 and 0.3% from April 2015.

•	Swap Dealer volume[1] of $69.7 billion, an increase of 8.3% from March 2016 and a decrease of 4.3% from April 2015.

Futures Metrics

•	Futures average daily contracts of 36,488, an increase of 2.6% from March 2016 and 12.3% from April 2015.

•	Futures contracts of 766,254, a decrease of 2.1% from March 2016 and an increase of 12.3% from April 2015.

•	Active futures accounts[2] of 8,931, an increase of 0.5% from March 2016 and 3.5% from April 2015.

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1US dollar equivalent of notional amounts traded.
2Accounts that executed a transaction during the last 12 months.

Conference Call
GAIN will host a conference call May 5, 2016 at 8.00 a.m. ET. Participants may access the live call by dialing +1.888.349.0112 (US Domestic), or +1.412.317.6001 (International). Please let the operator know you would like to join the GAIN Capital call.

A live audio webcast of the call, as well as a PDF copy of the earnings presentation, will be available on the Investor Relations section of the GAIN Capital website (http://ir.gaincapital.com).

An audio replay will be made available for one month starting approximately one hour after the call by dialing +1.877.344.7529 from the U.S. or +1.412.317.0088 from abroad, and entering the passcode 10085601#.
For more corporate information or to sign up for alerts, please visit: http://ir.gaincapital.com.

About GAIN
GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
+1 908.731.0737
ir@gaincapital.com
Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com

Condensed Consolidated Statements of Income
In millions except share data
(unaudited)

	Three Months Ended
	March 31,
	2016	2015(1)
REVENUE:
Retail revenue	$95.0	$72.9
Institutional revenue	6.7	9.9
Futures revenue	12.0	11.5
Other revenue	1.6	(1.4)
Total non-interest revenue	115.3	93.0
Interest revenue	0.3	0.3
Interest expense	0.1	0.3
Total net interest revenue	0.2	—
Net revenue	$115.6	$93.0
OPERATING EXPENSES:
Employee compensation and benefits	$26.4	$22.1
Selling and marketing	6.4	4.6
Referral fees	20.7	26.6
Trading expenses	8.4	7.0
General and administrative	16.0	9.4
Depreciation and amortization	3.2	2.0
Purchased intangible amortization	3.9	2.2
Communications and technology	5.3	2.8
Bad debt provision	0.6	3.3
Restructuring expenses	0.8	—
Integration expenses	0.8	0.1
Legal settlement	9.4	—
Total operating expenses	101.9	79.9
Operating profit	13.7	13.1
Interest on long term borrowings	2.6	1.5
Income before income tax expense/(benefit)	11.1	11.6
Income tax (benefit)/expense	2.3	5.7
Net income	8.7	$5.8
Net income attributable to non-controlling interests	0.3	$0.3
NET INCOME APPLICABLE TO GAIN CAPITAL HOLDINGS, INC.	$8.4	$5.5
Earnings per common share:
Basic	$0.17	$0.11
Diluted	$0.17	$0.11
Weighted averages common shares outstanding used in computing earnings per share:
Basic	48,622,816	43,206,628
Diluted	48,983,880	44,150,505

_____________________________
1 As restated for 2015. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

Condensed Consolidated Balance Sheet
In millions
(unaudited)

	March 31,	December 31,
	2016	2015(1)
ASSETS:
Cash and cash equivalents	$189.7	$171.9
Cash and securities held for customers	876.0	920.6
Receivables from brokers	120.0	121.2
Prepaid assets	6.1	7.8
Property and equipment - net of accumulated depreciation	32.3	30.4
Intangible assets, net of accumulated amortization	86.0	91.5
Goodwill	33.7	34.0
Other assets	53.1	47.2
Total assets	$1,396.9	$1,424.6
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customers	876.0	920.6
Accrued compensation & benefits	8.9	12.4
Accrued expenses and other liabilities	66.2	51.6
Income tax payable	5.8	1.1
Convertible senior notes	121.2	121.7
Total liabilities	$1,078.1	$1,107.4
Redeemable non-controlling interests	11.3	11.0
Shareholders' equity	$307.5	$306.1
Total liabilities and shareholders' equity	$1,396.9	$1,424.6

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1 As restated for 2015. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

GAIN CAPITAL HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in millions)

	For the Three Months Ended March 31,
	2016	2015(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8.7	$5.8
Adjustments to reconcile net income to cash provided by / (used for) operating activities
Loss / (Gain) on foreign currency exchange rates	0.2	2.0
Depreciation and amortization	7.1	4.1
Integration Costs	0.2	—
Deferred taxes	(0.2)	0.2
Amortization of deferred financing costs	0.1	0.1
Bad debt provision	0.6	3.3
Convertible senior note discount amortization	1.1	0.6
Stock compensation expense	1.1	1.2
Gain on extinguishment of debt	(0.1)	—
Loss of equity method investment	—	—
Changes in operating assets and liabilities:	15.4	(53.4)
Cash provided by / (used for) operating activities	34.1	(36.1)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5.9)	(1.2)
Sale of treasury bills	—	—
Funding of acquisitions, net of cash acquired	—	(0.1)
Cash used for investing activities	(5.9)	(1.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contractual payments for acquisition	—	(9.8)
Proceeds from exercise of stock options	0.6	1.6
Purchase of treasury stock	(3.6)	—
Tax benefit from employee stock option exercises	0.2	0.7
Dividend payments	(2.4)	(2.2)
Distributions to non-controlling interest holders	—	(0.4)
Repurchase of convertible notes	(1.7)	—
Cash (used for) / provided by financing activities	(6.9)	(10.1)
Effect of exchange rate changes on cash and cash equivalents	(3.4)	(1.8)
INCREASE IN CASH AND CASH EQUIVALENTS	17.8	(49.3)
CASH AND CASH EQUIVALENTS—Beginning of period	171.9	139.4
CASH AND CASH EQUIVALENTS—End of period	189.7	90.1

_____________________________
1 As restated for 2015. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

(*) Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted EPS
Adjusted net income is a non-GAAP financial measure and represents our net income excluding restructuring, acquisition and integration related expenses, adjustment to fair value of contingent consideration and other non-recurring items. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted net income assists investors in evaluating our operating performance. However, because adjusted net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Net Income to Adjusted Net Income and Adjusted EPS
In millions, except per share data
(unaudited)

	Three Months Ended
	March 31,
	2016	2015(1)
Net income applicable to Gain Capital Holdings Inc.	$8.4	$5.5
Income tax	2.3	5.7
Non-controlling interest	0.3	0.3
Pre-tax income	$11.1	$11.6
Adjustments	11.0	2.6
Adjusted Pre-tax income	$22.1	$14.2
Adjusted income tax	(4.9)	(3.1)
Non-controlling interest	(0.3)	(0.3)
Adjusted net income	$16.9	$10.8

Adjusted earnings per common share
Basic	$0.35	$0.25
Diluted	$0.35	$0.24
Weighted averages common shares outstanding used in computing earnings per common share
Basic	48,622,816	43,206,628
Diluted	48,983,880	44,150,505

_____________________________
1 As restated for 2015. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

(*) Reconciliation of Cash Flows from Operating Activities and Free Cash Flow per Share
The table set forth below provides information regarding our free cash flow generation for the three months ended March 31, 2016 and March 31, 2015. We use this non-GAAP measure to evaluate our business operations and our ability to continue to grow our business, including through acquisitions (amounts in millions):

	Three Months Ended March 31,
	2016	2015(1)
Cash Flows from Operating Activities	$34.1	$(36.1)
Less: Capital Expenditures	(5.9)	(1.2)
Free Cash Flow	$28.2	$(37.3)
Free Cash Flow per Share	$0.58	$(0.84)

Diluted Shares Outstanding	48,983,880	44,150,505

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1 As restated for 2015. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation and amortization, purchased intangible amortization, restructuring, acquisition and integration-related expenses, non-controlling interest, adjustment to fair value of contingent consideration and bad debt expense related to the SNB event in January of 2015. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
In millions
(unaudited)

	Three Months Ended
	March 31,
	2016	2015(1)
Net revenue	$115.6	$93.0
Net income applicable to Gain Capital Holdings Inc.	8.4	5.5
Net income margin %	7%	6%

Net income	8.4	5.5
Depreciation and amortization	3.2	2.0
Purchased intangible amortization	3.9	2.2
Interest expense	2.6	1.5
Income tax expense	2.3	5.7
Restructuring	0.8	—
Integration costs	0.8	0.1
Bad debt related to SNB event in January of 2015	—	2.5
Legal settlement	9.4	—
Net income attributable to non-controlling interest	0.3	0.3
Adjusted EBITDA	$31.7	$19.8
Adjusted EBITDA Margin(2)	27%	21%

____________________________
1 As restated for 2015. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.
2 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue.

Segment Information:
ASC 280, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision making group, in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. The Company’s operations relate to global trading services and solutions. Based on the Company’s management strategies, and common production, marketing, development and client coverage teams, the Company has concluded that it operates in three operating segments: Retail Segment, Institutional Segment and Futures Segment.

Retail

	Three Months Ended March 31,
	2016	2015(1)
Revenue	$96.7	$73.3
Employee Comp & Ben	16.7	12.2
Marketing	6.2	4.2
Referral Fees	16.6	22.6
Other Operating Exp	20.9	11.3
Adjusted EBITDA	$36.3	$23.0
Adjusted Margin %	38%	31%

Institutional

	Three Months Ended March 31,
	2016	2015(1)
ECN	$4.8	$6.2
Swap Dealer	2.3	3.9
Total Revenue	7.1	10.1

Employee Comp & Ben	3.2	4.0
Other Operating Exp	2.4	2.6
Adjusted EBITDA	$1.5	$3.5
Adjusted Margin %	21%	35%
____________________________
1 As restated for 2015. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

Futures

	Three Months Ended March 31,
	2016	2015(1)
Revenue	$12.2	$11.5
Employee Comp & Ben	3.0	2.5
Marketing	0.2	0.3
Referral Fees	4.1	3.9
Other Operating Exp	4.0	3.6
Adjusted EBITDA	$1.0	$1.2
Adjusted Margin %	8%	10%

Corporate and Other

	Three Months Ended March 31,
	2016	2015(1)
Revenue	$(0.5)	$(1.9)
Employee Comp & Ben	3.5	3.5
Other Operating Exp	3.0	2.5
Adjusted EBITDA	$(7.0)	$(7.9)
Adjusted Margin %	n/a	n/a

___________________________
1 As restated for 2015. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K/A for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on May 2, 2016, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.